STOCK PURCHASE AGREEMENT

By and among

ELS HUMAN RESOURCE SOLUTIONS, INC.,

BARBARA L. HEINEMAN YEAR 2002 REVOCABLE TRUST
ORIGINALLY DATED AUGUST 16, 2002

and

WILLIAM J. WALTON

As of October 1, 2006

TABLE OF CONTENTS

ARTICLE I. SALE AND PURCHASE OF STOCK
Section 1.01 Sale and Purchase of Stock.
Section 1.02 Purchase Price and Payment for Stock.
ARTICLE II. CLOSING
Section 2.01 Closing
Section 2.02 Deliveries by Shareholders to Purchaser
Section 2.03 Deliveries by Purchaser
Section 2.04 Waivers
 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
Section 3.01 Corporate Existence and Qualification: Corporate Documents.
Section 3.02 Capitalization and Ownership
Section 3.03 Preemptive Rights; Registration Rights
Section 3.04 No Company Defaults or Consents
Section 3.05 No Proceedings
Section 3.06 Financial Statements
Section 3.07 Liabilities and Obligations
Section 3.08 Employee Matters.
Section 3.09 Employee Benefit Matters.
Section 3.10 Absence of Certain Changes
Section 3.11 Insurance
Section 3.12 Patents, Trademarks, Service Marks and Copyrights.
Section 3.13 Title to Assets; Condition of Assets.
Section 3.14 Compliance with Laws
Section 3.15 Litigation; Default
Section 3.16 Customers
Section 3.17 Other Transactions
Section 3.18 Tax Matters.
Section 3.19 Title to the Shares
Section 3.20 Authority to Execute and Perform Agreement
Section 3.21 No Shareholder Defaults or Consents
Section 3.22 Books and Records
Section 3.23 Contracts
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER
Section 4.01 Corporate Existence and Qualification; Corporate Documents
Section 4.02 Authority, Approval and Enforceability
Section 4.03 No Defaults or Consents
Section 4.04 No Proceedings
ARTICLE V. SURVIVAL
Section 5.01 Survival of Representations and Warranties
ARTICLE VI. INDEMNIFICATION
Section 6.01 Obligation of the Shareholders to Indemnify
Section 6.02 Obligation of Purchaser to Indemnify
Section 6.03 Notice and Opportunity to Defend.
Section 6.04 Limitations on Indemnification

ARTICLE VII. POST-CLOSING OBLIGATIONS
Section 7.01 Further Assurances
Section 7.02 Access to Records
Section 7.03 Tax Returns
ARTICLE VIII. MISCELLANEOUS
Section 8.01 Brokers
Section 8.02 Costs and Expenses
Section 8.03 Notices
Section 8.04 Governing Law
Section 8.05 Entire Agreement, Amendments and Waivers
Section 8.06 Binding Effect and Assignment
Section 8.07 Remedies
Section 8.08 Exhibits and Schedules
Section 8.09 Multiple Counterparts
Section 8.10 References
Section 8.11 Survival
HYPERLINK \l "_Toc146686780" ARTICLE IX. DEFINITIONS
Section 9.01 Affiliate
Section 9.02 Company Assets
Section 9.03 Governmental Authorities
Section 9.04 Knowledge
Section 9.05 Legal Requirements
Section 9.06 Material Adverse Change
Section 9.07 Material Adverse Effect
Section 9.08 Permits
Section 9.09 Properties
Section 9.10 Regulations
Section 9.11 Taxes or Tax
Section 9.12 Tax Returns
Section 9.13 Used

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October 1, 2006, by and among ELS Human Resource Solutions, Inc., an Ohio corporation (the “Purchaser”), Barbara L. Heineman Year 2002 Revocable Trust Originally Dated August 16, 2002 (“Heineman”) and William J. Walton (“Walton” and together with Heineman, collectively, the “Shareholders”).
Preliminary Statements

A.  Thee Shareholders have agreed to sell, and the Purchaser has agreed to purchase, all of the issued and outstanding capital stock owned by them (collectively “Stock”) of the following companies (each a “Company” and collectively, the “Companies”), subject to the conditions hereinafter set forth:

1. Employee Leasing Services, Inc., an Ohio corporation (“ELS”);
2. ELS, Inc., an Ohio corporation;
3. ELS Outsource Services, Inc., a Michigan corporation;
4. ELS Payroll Solutions, Inc., an Ohio corporation;
5. Premier HR Services, Inc., a California corporation;
6. ELS Human Resources, Inc., an Ohio corporation;
7. Foxstar, Inc., a Michigan corporation;
8. Integrated Payroll Solutions, Inc., a Michigan corporation;
9. ELS Personnel Services, Inc., an Ohio corporation;
10. Rio Services, Inc., a Michigan corporation;
11. Imperial Human Resources, Inc., a Michigan corporation;
12. ELS Payroll Managers, Inc., an Ohio corporation;
13. ELS HR, Inc., an Ohio corporation;
14. ELS Temporary Solutions, Inc., an Ohio corporation;
15. Resolve HR Solutions, Inc., an Ohio corporation;
16. Fidelity Capital, Inc., an Ohio corporation; and
17. Streamline Management, Inc., a Michigan corporation.

B.  Capitalized terms used herein but not defined herein shall have the respective meanings given such terms in Article IX hereof.

C.  Agreement

In consideration of the premises, mutual covenants and agreements contained herein and the benefits to accrue to the parties hereto, and subject to the satisfaction or waiver of the conditions contained herein, the parties hereto hereby agree as follows:

ARTICLE I.
SALE AND PURCHASE OF STOCK
Section 1.01  Sale and Purchase of Stock.

(a)  On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.01 hereof, each Shareholder shall sell, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from each Shareholder, the number and type of shares of Stock set forth opposite the name of each such Shareholder on Exhibit A hereto, collectively constituting all of the issued and outstanding shares of Stock of the Companies. The sale and purchase of the Stock pursuant to this Agreement is sometimes hereinafter referred to as the “Stock Purchase.”

(b)  To effect the transfers contemplated by Section 1.01(a), at the Closing, each Shareholder shall deliver, or cause to be delivered, to Purchaser stock certificates representing the Stock being sold by such Shareholder hereunder, together with stock powers duly executed in blank or otherwise in proper form reasonably acceptable to Purchaser for transfer to Purchaser on the books of the Company, against payment therefor in accordance with Section 1.02 hereof.

Section 1.02  Purchase Price and Payment for Stock.

(a)  Purchase Price. The purchase price for the issued and outstanding shares of Stock to be purchased hereunder shall be an aggregate amount equal to Sixteen Million Six Hundred Sixty-Three Thousand Eight Hundred Fifty-Six and 18/100 Dollars ($16,663,856.18) (the “Purchase Price”), as adjusted as set forth herein. The Purchase Price shall be allocated among and delivered to the Shareholders as set forth on Exhibit B hereto.

(b)  The Purchase Price shall be paid upon the surrender pursuant to Section 1.01(b) of certificates representing all of the issued and outstanding shares of Stock owned by the Shareholders, by delivery of promissory notes (collectively, the “Notes”) in the amounts set forth for such Shareholder on Exhibit B.

(c)  After the Closing, the Purchase Price shall be adjusted further as follows:

(i)  “Purchase Price Adjustment” shall mean an amount equal to difference between the Closing ELS Assets and the August ELS Assets.

(ii)  “Closing ELS Assets” shall mean, with respect to ELS, the amount calculated by adding the following as of the Closing Date: (A) reserve workers’ compensation insurance with Providence; (B) investment in Providence; (C) deposits set forth on the balance

(iii)  sheet; (D) retained earnings; and (E) principal amount and accrued interest on the promissory note from Resolve Staffing, Inc. (“Resolve”) to ELS.

(iv)  “August ELS Assets” shall mean, with respect to ELS, the amount calculated by adding the following as of August 31, 2006: (A) reserve workers’ compensation insurance with Providence; (B) investment in Providence; (C) deposits set forth on the balance sheet; (D) retained earnings; and (E) principal amount and accrued interest on the promissory note from Resolve to ELS.

(v)  Shareholders shall calculate the Closing ELS Assets and the August ELS Assets on the same basis and applying the same accounting principles, policies and practices that were used in preparing the Financials (as defined in Section 3.06). Shareholders shall then determine the Purchase Price Adjustment based on such calculations and shall deliver all such calculations to Purchaser within sixty (60) days following the Closing Date. Shareholders shall furnish or cause to be furnished to Purchaser such work papers, records, and other documents relating to such calculations, and access thereto, as may be necessary or reasonably appropriate for such calculations.

(vi)  If within thirty (30) days following delivery of such calculations, Purchaser has not given Shareholders written notice of its objection as to such calculations (which notice shall state the basis of Purchaser’s objection), then the Purchase Price Adjustment calculated by Shareholders shall be binding and conclusive on the parties.

(vii)  If Purchaser timely gives Shareholders such notice of objection, and if Shareholders and Purchaser fail to resolve the issues outstanding with respect to the calculations within thirty (30) days of Shareholders’ receipt of Purchaser’s objection notice, Shareholders and Purchaser shall submit the issues remaining in dispute to mutually agreed upon independent public accountants (the “Independent Accountants”) for resolution applying the principles, policies and practices referred to in subsection (iii) above. If issues are submitted to the Independent Accountants for resolution, (A) Shareholders and Purchaser shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (B) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Shareholders and Purchaser within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Purchase Price Adjustment; and (C) Shareholders and Purchaser will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

(viii)  If the Purchase Price Adjustment is a positive number, then Purchaser shall deliver to Shareholders additional promissory notes, in equal principal amounts, representing the aggregate Purchase Price Adjustment. If the Purchase Price Adjustment is a negative number, Shareholders and Purchaser shall execute an amendment to the Notes adjusting the principal amounts of the Notes to account for the Purchase Price Adjustment.

(ix)

CLOSING

Section 1.03  Closing

. The closing of the transactions contemplated hereby (the “Closing”) shall be held as of 12:01 a.m., as of October 1, 2006 at the offices of Taft, Stettinius & Hollister LLP, 425 Walnut Street, Suite 1800, Cincinnati, Ohio 45202, unless another date or place is agreed to in writing by the parties hereto. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 1.04  Deliveries by Shareholders to Purchaser

. At the Closing, the Shareholders shall deliver to Purchaser:

(a)  certificates representing all of the issued and outstanding shares of Stock, together with stock powers duly executed for transfer to Purchaser;

(b)  the resignations of all officers and members of the board of directors of the Companies;

(c)  the stock books, stock ledgers, minute books and corporate seals, if any of the Companies;

(d)  a certificate of the Secretary of each Company certifying, as complete and accurate as of the Closing, as to attached copies of the Articles of Incorporation and Code of Regulations or Bylaws of such Company;

(e)  a certificate of good standing of each Company issued by the Secretary of State of such Company’s jurisdiction of incorporation; and

(f)  an employment agreement between Heineman and Resolve Staffing, Inc., a Nevada corporation (“Resolve”), executed by Heineman (the “Employment Agreement”).

Section 1.05  Deliveries by Purchaser

. At the Closing, Purchaser shall deliver to the Shareholders:

(a)  the Notes, duly executed by Purchaser;

(b)  a certificate of the Secretary of Purchaser certifying, as complete and accurate as of the Closing, as to attached copies of the Articles of Incorporation and Bylaws of Purchaser and all necessary corporate action on behalf of Purchaser approving its execution, delivery and performance of this Agreement and the other agreements being delivered pursuant to this Agreement;

(c)  a guaranty duly executed by Resolve Staffing, Inc.;

(d)  a security agreement duly executed by Purchaser and Resolve;

(e)  a stock pledge agreement in substantially the form of Exhibit E attached hereto, executed by Resolve;

(f)  a certificate of good standing of Purchaser issued by the Secretary of State of Ohio;

(g)  a certificate of good standing of Resolve issued by the Secretary of State of Nevada; and

(h)  the Employment Agreement, executed by Resolve.

Section 1.06  Waivers

. Each of the Shareholders and each applicable Company hereby waives compliance with any requirements or restrictions with respect to the sale or transfer of any Stock contained in each such Company’s Articles of Incorporation, By-Laws, Code of Regulations or in any agreement disclosed in Schedule 3.02.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
Subject to the limitations of Section 6.04 hereof, each Shareholder severally represents and warrants to Purchaser as of the Closing Date as set forth in this Article:

Section 2.01  Corporate Existence and Qualification: Corporate Documents.

(a)  Each Company is duly organized, validly existing and in good standing under the laws of its state of incorporation and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on such Company. Each Company has all requisite corporate power and authority to own its Properties and carry on its business as presently conducted. The copies of the Articles of Incorporation and Bylaws or Code of Regulations of each Company attached to the Secretary’s Certificate for such Company delivered pursuant to Section 2.02(d) are complete and reflect all amendments thereto through the date hereof.

(b)  The stock and minute books of each Company have been made available to Purchaser for review and contain a complete and accurate record of all shareholders of such Company and all material actions of the shareholders and directors (and any committees thereof) taken at meetings of shareholders or directors of the Company or by written consent.

(c)  No Company has any subsidiaries, participates in any partnership or joint venture, or owns any outstanding capital stock of any other entity.

Section 2.02  Capitalization and Ownership

. As of the date of this Agreement, all issued and outstanding shares of Stock are owned of record and beneficially by the Shareholders as shown on Exhibit A hereto. Exhibit A also lists the entire authorized capital stock of each of the Companies. All of the presently outstanding shares of Stock have been validly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 3.02, no Company has issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. Except as contemplated under this Agreement, or as set forth in Schedule 3.02 with respect to the Articles of Incorporation, By-Laws and certain agreements, there are no agreements to which any Company or any Shareholder is a party regarding the issuance, registration, voting or transfer of its outstanding shares of its capital stock. No dividends are accrued but unpaid on any capital stock of any Company.

Section 2.03  Preemptive Rights; Registration Rights

. Except for ELS, no Company’s Articles of Incorporation afford pre-emptive rights to any shareholder. There have been no shares of any Company issued, other than to the Shareholders, to which preemptive rights accrued or are outstanding. There are no registration rights affecting the issuance or sale of the Stock.

Section 2.04  No Company Defaults or Consents

. Except as set forth on Schedule 3.04, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

(i)  violate or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations or Bylaws of any Company;

(ii)  violate in any material respect any Legal Requirements applicable to any Company;

(iii)  result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any Property of any Company; or

(iv)  require any of the Shareholders or any Company to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority except where the failure to so obtain or make would not have a Material Adverse Effect.

Section 2.05  No Proceedings

. No suit, action or other proceeding is pending or, to the Knowledge of the Shareholders, threatened before any Governmental Authority seeking to restrain any of the Shareholders or prohibit their entry into this Agreement or prohibit the Closing, or seeking damages against any Company or its Properties, as a result of the consummation of the transactions contemplated by this Agreement.

Section 2.06  Financial Statements

. The Shareholders previously have delivered to Purchaser true, correct, and complete copies of (i) the audited income statement and balance sheet for the fiscal year ended December 31, 2005 of ELS, (ii) unaudited balance sheet of ELS as of August 31 2006 (collectively the “Financials”) and (iii) unaudited income statement of ELS as of and for the eight months ended August 31, 2006 (the “Balance Sheet Date”). All of such statements (collectively the “Financial Statements”) (i) have been prepared consistently with past practices and from the books and records of ELS, and (ii) present fairly the financial condition of ELS and its results of operations as at and for the respective periods then ended.

Section 2.07  Liabilities and Obligations

. The Financial Statements reflect all material liabilities of ELS arising out of transactions effected or events occurring on or prior to the

Balance Sheet Date, except for liabilities not exceeding $10,000 in the aggregate. All reserves shown in the Financial Statements are appropriate and reasonable to provide for losses thereby contemplated.

Section 2.08  Employee Matters.

(a)  The Shareholders previously have delivered to Purchaser a complete and accurate list of the names, titles and compensation of all employees of each Company (other than the Shareholders and the temporary employees who are hired to be assigned to work for customers) (collectively, the “Section 3.08 Employees”) and copies of each written employment agreement entered into between any Company and its Section 3.08 Employees (the “Employment Agreements”).

(b)  The Shareholders previously have provided Purchaser with a complete and accurate list of all written employee policies and procedures in effect for each Company.

(c)  To the Knowledge of the Shareholders, no unwritten material amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to the Employment Agreements or employee policies and procedures in effect.

(d)  Each Company (i) has been and is in material compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable in any material amount for any arrears of wages or penalties for failure to comply with any of the foregoing. No Company has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no (A) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, race or handicap discrimination charges or complaints pending or, to the Knowledge of the Shareholders, threatened against any Company before the National Labor Relations Board or any similar state or foreign commission or agency or (B) existing or threatened material labor strikes, disputes, grievances or controversies against any Company or any of its respective employees.

(e)  No Company is, nor has it been, a party to any agreement with any union, labor organization or collective bargaining unit. No employee of any Company is represented by any union, labor organization or collective bargaining unit. To the Knowledge of the Shareholders, no remaining employees of any Company have threatened to organize or join a union, labor organization or collective bargaining unit.

Section 2.09  Employee Benefit Matters.

(a)  The Shareholders previously have delivered to Purchaser a complete and accurate list of all Employee Benefit Plans sponsored by any Company or an ERISA Affiliate or to which any Company or an ERISA Affiliate contributes on behalf of its employees. No unwritten amendment exists with respect to any Employee Benefit Plan. For purposes of this Agreement an “Employee Benefit Plan” means each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained by any Company or an ERISA Affiliate; provided, however, that with

(b)  respect to the representations and warranties set forth in subsection (b) of this Section, “Employee Benefit Plan” shall exclude any and all “multiemployer plans” within the meaning of Section 3(37) of ERISA. For purposes of this Agreement, an “ERISA Affiliate” means any corporation who is a member of a controlled group of corporations (as defined in Code §414(b)) that includes any Company, any trades or businesses (whether or not incorporated) which are under common control (as defined in Code §414(c)) with any Company, any entity that is a member of an affiliated service group (as defined in Code §414(m)) that includes any Company, or any other entity that is an arrangement described in Code §414(o) that include any Company.

(c)  Except as set forth on Schedule 3.09(b), to the Knowledge of the Shareholders, each Employee Benefit Plan has been administered and maintained in material compliance with all applicable laws, rules and regulations. To the Knowledge of the Shareholders, no Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. To the Knowledge of the Shareholders, no prohibited transaction (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”)) has occurred with respect to any Employee Benefit Plan. No pending or, to the Knowledge of the Shareholders, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries. All contractual obligations relating to the Employee Benefit Plans are terminable by the applicable Company with no more than 30 days notice and without cause or penalty. All required contributions to, and premium payments on account of, each Employee Benefit Plan have been made on a timely basis. The consummation of the transactions contemplated under this Agreement will not, by itself or together with any other event, increase the amount of or accelerate the vesting or payment of any benefit under any Employee Benefit Plan or Employment Agreement.

(d)  Neither any Company nor any ERISA Affiliate has maintained, contributed to or otherwise participated in, or has any liability or obligation with respect to, any multiemployer plan within the meaning of Section 3(37) of ERISA.

Section 2.10  Absence of Certain Changes

. From the Balance Sheet Date to the date of this Agreement, no Company has:

(a)  suffered any Material Adverse Change;

(b)  contracted for the purchase of any capital assets having a cost in excess of $10,000 or paid any capital expenditures in excess of $10,000, except in the ordinary course of business consistent with past practice;

(c)  incurred any indebtedness for borrowed money or issued or sold any debt securities, except in the ordinary course of business consistent with past practice;

(d)  incurred or discharged any material liabilities or obligations except in the ordinary course of business consistent with past practice;

(e)  paid any amount on any indebtedness prior to the due date, forgiven or canceled any material debts or claims or released or waived any material rights or claims, except in the ordinary course of business consistent with past practice;

(f)  mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its Properties or Company Assets;

(g)  suffered any damage or destruction to or loss of any Company Assets (whether or not covered by insurance) that has materially adversely affected its business;

(h)  acquired or disposed of any material Company Assets except in the ordinary course of business consistent with past practice;

(i)  increased the compensation of any Section 3.08 Employee except in the ordinary course of business;

(j)  made any payments to any person or entity except in the ordinary course of business consistent with past practice or loaned any money to any person or entity that is not reflected in the Financial Statements;

(k)  formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

(l)  redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of such Company’s capital stock;

(m)  entered into or terminated any material agreement with any person or group, or modified or amended in any material respect the terms of any existing agreement except in the ordinary course of business consistent with past practice;

(n)  entered into, adopted or amended any Employee Benefit Plan in any material respect;

(o)  received any indication from any customer or supplier that it intends to discontinue or change the terms of its relationship with such Company;

(p)  materially changed its accounting methods; or

(q)  entered into any agreement (written or oral) to do any of the foregoing.

Section 2.11  Insurance

. The Shareholders have previously made available to Purchaser a list of all insurance policies (including self insurance arrangements) with respect to the property, assets and operations of each Company’s business and a summary of the loss experience of each Company. All such insurance policies and arrangements are in full force and effect. There are no pending claims by any Company relating to its business under such insurance policies as to which the insurers listed thereon have denied liability.

Patents, Trademarks, Service Marks and Copyrights.

(a)  Each Company owns all material patents, trademarks, service marks and copyrights (collectively “Proprietary Rights”), if any, necessary to conduct its business, or possesses adequate licenses or other rights (except for licenses for the use of non-customized software), if any, therefor, without conflict with the rights of others.

(b)  To the Knowledge of the Shareholders, each Company has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. To the Knowledge of the Shareholders, use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any material Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any material Proprietary Right. To the Knowledge of the Shareholders, each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

Section 2.12  Title to Assets; Condition of Assets.

(a)  No Company owns any real property.

(b)  Each Company has good and marketable title to its Company Assets (other than those disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings. All material facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by such Company are in good operating condition and repair, normal wear and tear excepted, are adequate and sufficient for the business of such Company and conform in all material respects with all applicable ordinances, regulations and laws relating to their use and operation.

(c)  No Shareholder has any interest in any of the Company Assets except for salary, and no Shareholder has any financial interest in any transaction of any Company.

Section 2.13  Compliance with Laws

. Each Company has all material franchises, Permits, licenses and other rights and privileges necessary to permit it to own its Properties and to conduct its businesses as presently conducted. The business and operations of each Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations, and such Company is not in violation of any judgment, law or regulation except where any such violation would not have a Material Adverse Effect. No Company has received any written notice from any Governmental Authority or any other person or entity regarding any actual, alleged or potential violation or failure to comply in any material respect with any Legal Requirement.

Section 2.14  Litigation; Default

. Except as disclosed in Schedule 3.15, there are no claims, actions, suits, investigations or proceedings against any Company pending or, to the Knowledge of the Shareholders, threatened in any court or before or by any Governmental Authority, or before any arbitrator, other than worker’s compensation claims that are covered by a Company’s self insurance arrangement.

Customers

. Since the Balance Sheet Date, there has been no material adverse change in the business relationship of any Company with any customer. No customer has terminated or materially altered, or notified any Company in writing of any intention to terminate or materially alter, its relationship with such Company.

Section 2.15  Other Transactions

. Except as contemplated by this Agreement, neither any Company nor any Shareholder has entered into any agreements or arrangements and there are no pending offers or discussions concerning or providing for the merger or consolidation of any Company, the sale of all or any substantial portion of its assets, the sale by any Shareholder of any securities of any Company or any similar transaction affecting any Company or the Shareholders.

Section 2.16  Tax Matters.

(a)  Except as set forth in Schedule 3.18 hereto:

(i)  each Company has timely filed all federal income Tax Returns, and all other material Tax Returns which it is required to file under applicable laws and regulations, except where the failure to so file would not have a Material Adverse Effect on the Companies, taken as a whole;

(ii)  all such Tax Returns are true and accurate in all material respects;

(iii)  each Company has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party; and

(iv)  no Company currently is the beneficiary of any extension of time within which to file any Tax Return.

(b)  To the Knowledge of the Shareholders, no Company has received notice of a claim by a taxing authority in a jurisdiction where such Company does not file Tax Returns that such Company is or may be subject to taxation by that jurisdiction.

(c)

(i)  there are no foreign, federal, state or local Tax audits or administrative or judicial proceedings pending with respect to any Company;

(ii)  no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by any Company from any foreign, federal, state or local taxing authority; and

(iii)  there are no material unresolved claims concerning any Company’s Tax liability.

Section 2.17  Title to the Shares

. As of the Closing Date, each Shareholder shall own beneficially and of record, free and clear of any lien, option or other encumbrance, the shares of Stock set forth opposite such Shareholder’s name on Exhibit A hereto, and, upon consummation of the Stock Purchase, Purchaser will acquire good and valid title thereto, free and clear of any lien or other encumbrance.

Section 2.18  Authority to Execute and Perform Agreement

. Each Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and each other agreement to which such Shareholder is a party and to perform fully such Shareholder’s obligations hereunder and thereunder. This Agreement and each other agreement to which such Shareholder is a party has been duly executed and delivered by each Shareholder and is a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). The execution and delivery by each Shareholder of this Agreement and each other agreement to which such Shareholder is a party and the performance by such Shareholder of this Agreement and each other agreement to which such Shareholder is a party in accordance with their terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to such Shareholder or to the shares of Stock held by such Shareholder, or any instrument, contract or other agreement to which such Shareholder is a party or by or to which such Shareholder is or the shares of Stock held by such Shareholder are bound or subject.

Section 2.19  No Shareholder Defaults or Consents

. The execution and delivery of this Agreement by each Shareholder and the performance by such Shareholder of his obligations hereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which such Shareholder is a party.

Section 2.20  Books and Records

. The books and records of each Company are complete and correct in all material respects, represent bona fide, actual transactions, and have been maintained in accordance with sound business practices.

Section 2.21  Contracts

. Except as set forth in Schedule 3.02, no Shareholder has or may acquire any rights under any contract or agreement that relates to any Company’s business or any Company Assets. Each contract and agreement to which any Company is a party (“Contract”) is in full force and effect, valid and enforceable in accordance with its terms. To the Knowledge of the Shareholders, each Company is in compliance in all material respects with the terms of all Contracts and no event has occurred that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of any Contract.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to each of the Shareholders as of the Closing Date that:

Section 2.22  Corporate Existence and Qualification; Corporate Documents

.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a material adverse effect on Purchaser. Purchaser has all required corporate power and authority to own its properties and to carry on its business as presently conducted.

Section 2.23  Authority, Approval and Enforceability

. This Agreement and each other agreement to which Purchaser is a party have been duly executed and delivered by Purchaser, and Purchaser has all requisite corporate power and legal authority to execute and deliver this Agreement and each other agreement to which Purchaser is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement and each other agreement to which Purchaser is a party will constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

Section 2.24  No Defaults or Consents

. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

(a)  violate or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations of Purchaser;

(b)  violate any Legal Requirements applicable to Purchaser;

(c)  result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any Property of Purchaser; or

(d)  require Purchaser to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

Section 2.25  No Proceedings

. No suit, action or other proceeding is pending or, to the Knowledge of the Purchaser, threatened before any Governmental Authority seeking to restrain Purchaser or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Purchaser or its Properties, as a result of the consummation of the transaction contemplated by this Agreement.

SURVIVAL

Section 2.26  Survival of Representations and Warranties

. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party hereto and notwithstanding any knowledge of facts determined or determinable by any party hereto pursuant to such investigation or right of investigation, each of Purchaser, on the one hand, and the Shareholders, on the other hand, has the right to rely fully upon the representations, warranties, covenants and agreements of Purchaser and the Shareholders, as the case may be, contained in this Agreement, or in any certificate delivered pursuant to any of the foregoing; provided, that no party hereto shall be entitled to rely on any representation or warranty made by any other party hereto herein to the extent that such party has actual knowledge that such representation or warranty is untrue or incorrect in any material respect. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder, and, except as otherwise specifically provided in this Agreement, shall thereafter terminate and expire at the end of the twenty fourth (24th) month following the Closing Date, subject to the limitations on indemnification set forth in Section 6.04 hereof. Notwithstanding the foregoing, (a) the representations and warranties set forth in Sections 3.01, 3.02, 3.13(b), 3.19, 3.20, 4.01 and 4.02, and all covenants and agreements, shall survive indefinitely and shall not terminate or expire, and (b) the representations and warranties set forth in Section 3.07 shall terminate and expire at the end of the thirty sixth (36th) month following the Closing Date.

ARTICLE III.
INDEMNIFICATION
Section 3.01  Obligation of the Shareholders to Indemnify

. Subject to the limitations contained in Article V and Section 6.04 hereof, each Shareholder severally agrees to indemnify, defend and hold harmless Purchaser (and its Affiliates, successors and assigns and their respective officers and directors) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements, but offset by any proceeds from insurance and taking into account the present value of any tax savings to Purchaser or any Company resulting from such losses, liabilities, damages, deficiencies, costs or expenses) (“Losses”) based upon, arising out of or otherwise in respect of any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Shareholder contained in this Agreement.

Section 3.02  Obligation of Purchaser to Indemnify

. Purchaser agrees to indemnify, defend and hold harmless each Shareholder from and against any Losses based upon, arising out of or otherwise in respect of any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement.

Section 3.03  Notice and Opportunity to Defend.

(a)  Notice of Asserted Liability. Promptly after receipt by any party hereto (the “Indemnitee”) of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement)

(b)  of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to any other party (or parties) obligated to provide indemnification pursuant to Section 6.01 or 6.02 (the “Indemnifying Party”). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(c)  Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability at the sole cost of the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate (but not control), at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend the claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

Section 3.04  Limitations on Indemnification

. The indemnification provided for in Sections 6.01 and 6.02 shall be subject to the following limitations:

(a)  The Shareholders shall not be obligated to pay any amounts for indemnification under this Article VI arising out of any Losses based upon, arising out of or otherwise in respect of any inaccuracy or breach disclosed to Purchaser prior to the Closing.

(b)  Neither Purchaser nor the Shareholders shall be obligated to pay any amounts for indemnification for breach of a representation or warranty under this Article VI, except those based upon, arising out of or otherwise in respect of Sections 3.01, 3.02, 3.07, 3.13(b), 3.19, 3.20 and 3.21 hereof (which shall be indemnifiable from the first dollar), until the aggregate indemnification payments, exclusive of those payable with respect to Sections 3.01, 3.02, 3.07, 3.13(b), 3.19, 3.20 and 3.22, equals $1,000,000 (the “Deductible”), whereupon Purchaser, or the Shareholders, as the case may be, shall be obligated to pay any indemnification payments, in excess of the Deductible, in full. This Section 6.04(b) will not apply to any breach of any representation and warranty of which the breaching party had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by any party of any covenant or obligation. Notwithstanding anything to contrary contained herein, Shareholders shall not be obligated to pay any amounts for indemnification in excess of the Purchase Price.

(c)  After the Closing, the indemnification rights set forth in this Article VI shall be each party's sole and exclusive remedy against the other party for any breach of any

(d)  representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any party from bringing an action based upon allegations of fraud in connection with this Agreement.

ARTICLE IV.
POST-CLOSING OBLIGATIONS
Section 4.01  Further Assurances

. Following the Closing, the Shareholders and Purchaser shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

Section 4.02  Access to Records

. From and after the Closing, (i) each of the Shareholders shall (A) deliver to Purchaser with all books, records, files, agreements and other information solely in the possession of the Shareholder relating to the Company, and (B) use his or her best efforts to permit Purchaser and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the employees, counsel, accountants and other representatives of the Shareholders, in each case, to the extent and at all times reasonably requested by Purchaser for the purpose of investigating or defending any claim made against the Company in connection with periods ending on or before the Closing Date and (ii) Purchaser shall (A) permit the Shareholders and their authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, files, agreements and other information of or regarding the Company in the possession of Purchaser or its affiliates, and (B) use its best efforts to permit the Shareholders and their respective authorized employees, agents, accountants, legal counsel and other representatives to have access to the employees, counsel, accountants and other representatives of Purchaser, the Company and their Affiliates, in each case, to the extent and at all times reasonably requested by the Shareholders, or any of them, for the purpose of (I) investigating or defending any claim made against the Shareholders in connection with Article VI, (II) securing information on matters or disputes with respect to Sections 1.02(b)(iii) through (v) and 6.05 hereof, or (III) with respect to any pre-Closing Date tax matters affecting the Company or the Shareholders.

Section 4.03  Tax Returns

. Each of the Shareholders will be responsible for preparing and filing the Companies’ Tax Returns for all periods through the Effective Date, including, without limitation, the filing of an S-corporation Tax Return; provided, however, that Purchaser shall prepare and file Tax Returns for Tax periods that straddle the Effective Date. All Taxes payable for all periods through the Effective Date, regardless of which party prepares the relevant Tax Returns, shall be the responsibility of the Shareholders.

ARTICLE V.
MISCELLANEOUS
Section 5.01  Brokers

. Regardless of whether the Closing shall occur, (i) each Shareholder shall severally indemnify and hold harmless Purchaser and the Company from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by such Shareholder in respect of the transactions contemplated by this Agreement, and (ii) Purchaser shall indemnify and hold harmless the Shareholders from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by Purchaser in respect of the transactions contemplated by this Agreement.

Section 5.02  Costs and Expenses

. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

Section 5.03  Notices

. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

PURCHASER:  ELS Human Resource Solutions, Inc.
3235 Omni Drive
Cincinnati, OH 45245
Telecopy No.: (513) 943-4908

With a copy to:  Greg Bartko, Esq.
3475 Lenox Road, Suite 400
Atlanta, Georgia 30326
Telecopy No.: (404) 238-0551

THE SHAREHOLDERS: To such Shareholder at the address
specified on Exhibit A hereof.

With a copy to:  Tracey A. Puthoff, Esq.
Taft, Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, OH 45202-3957
Telecopy No.: 513-381-0205

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, Notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

Section 5.04  Governing Law

. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the

State of Ohio (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).

Section 5.05  Entire Agreement, Amendments and Waivers

. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 5.06  Binding Effect and Assignment

. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective heirs, executors, legal representatives, permitted successors and assigns, any rights, benefits or obligations hereunder.

Section 5.07  Remedies

. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies provided by this Agreement.

Section 5.08  Exhibits and Schedules

. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference.

Section 5.09  Multiple Counterparts

. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.10  References

. Whenever required by the context, and as used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the person may require. References to monetary amounts and specific named statutes are intended to be and shall be construed as references to United States dollars and statutes of the United States, respectively, unless the context otherwise requires.

Section 5.11  Survival

. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing for the time period set forth in Section 6.01 hereof and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

ARTICLE VI.
DEFINITIONS
Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in this Article IX, unless otherwise defined in this Agreement.

Section 6.01  Affiliate

. The term “Affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

Section 6.02  Company Assets

. The term “Company Assets” shall mean, with respect to any Company, all of the Properties, Contracts, and Permits that were Used by the Company as of the Balance Sheet Date, and those Used by such Company at any time after such dates until the Closing Date.

Section 6.03  Governmental Authorities

. The term “Governmental Authorities” shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

Section 6.04  Knowledge

. The term “Knowledge” shall mean the actual knowledge of a party and, in the case of the Company, of any of its directors or executive officers with respect to the representation being made, and, in the case of the Shareholders, such knowledge as reasonably should have been obtained upon due investigation and inquiry into the representation being made.

Section 6.05  Legal Requirements

. The term “Legal Requirements”, when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or Properties.

Section 6.06  Material Adverse Change

. The term “Material Adverse Change” shall mean a material adverse change in a Company’s condition (financial or otherwise), operations, results of operations, business, Properties or liabilities.

Section 6.07  Material Adverse Effect

. The term “Material Adverse Effect” shall mean a material adverse effect on a Company’s operations, business, Properties, financial condition or results of operations.

Permits

. The term “Permits” shall mean any and all permits or orders under any Legal Requirement or otherwise granted by any Governmental Authority.

Section 6.08  Properties

. The term “Properties” shall mean any and all properties and assets (real, personal or mixed, tangible or intangible).

Section 6.09  Regulations

. The term “Regulations” shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Code.

Section 6.10  Taxes or Tax

. The term “Taxes” or “Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, gift, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Section 6.11  Tax Returns

. The term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 6.12  Used

. The term “Used” shall mean, with respect to the Properties, Contracts or Permits of a Company, those owned, leased, licensed or otherwise held by a Company which were acquired for use or held for use by a Company in connection with a Company’s business and operations, whether or not reflected on the books of account.

EXECUTED as of the date first written above.

ELS HUMAN RESOURCE SOLUTIONS, INC.

By: /s/ Donald Quarterman
Donald E. Quarterman
President

SHAREHOLDERS:

BARBARA L. HEINEMAN YEAR 2002 REVOCABLE TRUST ORIGINALLY DATED AUGUST 16, 2002

/s/ Barbara Heineman
Barbara L. Heineman, Trustee

/s/ William Walton
William J. Walton

Signature Page

FOR PURPOSES OF SECTION 2.04 ONLY

EMPLOYEE LEASING SERVICES, INC.

By:_/s/ Ronald Heineman_____________
Ronald E. Heineman
President

ELS, INC.

By: /s/ Ronald Heineman_____________
Ronald E. Heineman
President

ELS OUTSOURCE SERVICES, INC.

By:/s/ Scott Horne____________________
Scott D. Horne
Vice President

ELS PAYROLL SOLUTIONS, INC.

By: /s/ Ronald Heineman_____________
Ronald E. Heineman
President

Signature Page

PREMIER HR SERVICES, INC.

By: /s/ Ronald Heineman_____________
Ronald E. Heineman
President

ELS HUMAN RESOURCES, INC.

By: /s/ Ronald Heineman____________
Ronald E. Heineman
President

FOXSTAR, INC.

By:/s/ William Walton____________
William J. Walton
President

INTEGRATED PAYROLL SOLUTIONS, INC.

By: /s/ Ronald Heineman___________
Ronald E. Heineman
President

Signature Page

ELS PERSONNEL SERVICES, INC.

By: /s/ Ronald Heineman______________
Ronald E. Heineman
President

RIO SERVICES, INC.

By: /s/ Ronald Heineman__________
Ronald E. Heineman
President

IMPERIAL HUMAN RESOURCES, INC.

By:/s/ Stephen Roux_____________
Stephen R. Roux
Vice President

ELS PAYROLL MANAGERS, INC.

By: /s/ Ronald Heineman___________
Ronald E. Heineman
President

Signature Page

ELS HR, INC.

By:/s/ Ronald Heineman__________
Ronald E. Heineman
President

ELS TEMPORARY SOLUTIONS, INC.

By:/s/ Ronald Heineman___________
Ronald E. Heineman
President

RESOLVE HR SOLUTIONS, INC.

By: /s/ Ronald Heineman_______________
Ronald E. Heineman
President

FIDELITY CAPITAL, INC.

By:_ /s/ Ronald Heineman___________
Ronald E. Heineman
President

STREAMLINE MANAGEMENT, INC.

By: /s/ Ronald Heineman__________
Ronald E. Heineman
President

Signature Page

EXHIBIT A

Shareholders

1. Employee Leasing Services, Inc.

Authorized Capital Stock = 750 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    80

William J. Walton      80

2. ELS, Inc.

Authorized Capital Stock = 850 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    40

William J. Walton      40

3. ELS Outsource Services, Inc.

Authorized Capital Stock = 60,000 shares of common stock

No. of Shares Owned

William J. Walton      390

A-

4. ELS Payroll Solutions, Inc.

Authorized Capital Stock = 1,500 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

William J. Walton      100

5. Premier HR Services, Inc.

Authorized Capital Stock = 1,000 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

William J. Walton      100

6. ELS Human Resources, Inc.

Authorized Capital Stock = 850 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    40

William J. Walton      40

A-

7. Foxstar, Inc.

Authorized Capital Stock = 60,000 shares of common stock

No. of Shares Owned

William J. Walton      900

8. Integrated Payroll Solutions, Inc.

Authorized Capital Stock = 60,000 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    790

9. ELS Personnel Services, Inc.

Authorized Capital Stock = 850 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    40

William J. Walton      40

A-

10. Rio Services, Inc.

Authorized Capital Stock = 60,000 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    790

11. Imperial Human Resources, Inc.

Authorized Capital Stock = 60,000 shares of common stock

No. of Shares Owned

William J. Walton      720

12. ELS Payroll Managers, Inc.

Authorized Capital Stock = 1,500 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

William J. Walton      100

A-

13. ELS HR, Inc.

Authorized Capital Stock = 1,500 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

William J. Walton      100

14. ELS Temporary Solutions, Inc.

Authorized Capital Stock = 1,500 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

William J. Walton      100

15. Resolve HR Solutions, Inc.

Authorized Capital Stock = 1,500 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

William J. Walton      100

A-

16. Fidelity Capital, Inc.

Authorized Capital Stock = 1,500 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    100

17. Streamline Management, Inc.

Authorized Capital Stock = 5,000 shares of common stock

No. of Shares Owned

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    500

A-

EXHIBIT B

Purchase Price

Note

Barbara L. Heineman Year 2002 Revocable Trust
Originally Dated August 16, 2002    $8,425,027.59

William J. Walton      $8,238,828.59

B-

Schedule 3.02

Agreements

Agreements

1.	Shareholder Agreement dated as of January 1, 2001, by and among ELS, William J. Walton, Ronald E. Heineman and Robert T. McMillin.

2.	Shareholder Agreement dated as of January 1, 2001, by and among ELS Human Resources, Inc., William J. Walton, Ronald E. Heineman and Robert T. McMillin.

3.	Shareholder Agreement dated as of January 1, 2001, by and among ELS, Inc., William J. Walton, Ronald E. Heineman and Robert T. McMillin.

4.	Shareholder Agreement dated as of January 1, 2001, by and among ELS Personnel Services, Inc., William J. Walton, Ronald E. Heineman and Robert T. McMillin.

5.	Management Agreement dated as of December 31, 2002, between ELS Outsource Services, Inc. and ELS Administrative Services, LLC.

6.	Management Agreement dated as of December 31, 2002, between Integrated Payroll Solutions, Inc. and ELS Administrative Services, LLC.

7.	Management Agreement dated as of December 31, 2002, between Rio Services, Inc. and ELS Administrative Services, LLC.

8.	Management Agreement dated as of December 31, 2002, between Imperial Human Resources, Inc. and ELS Administrative Services, LLC.

9.	Management Agreement dated as of December 31, 2002, between Foxstar, Inc. and ELS Administrative Services, LLC.

10.	Management Agreement dated as of December 31, 2002, between Streamline Management, Inc. and ELS Administrative Services, LLC.

11.
Agreement dated as of December 31, 2002, by and between ELS Administrative Services, LLC, Rockmor Group, Inc., Foxstar, Inc., Luxor Solutions, Inc., Mandalay Services, Inc., Streamline Management, Inc., Imperial Human Resources, Inc., Rio Services, Inc., Integrated Payroll Solutions, Inc., ELS Advantage, Inc., ELS Outsource Services, Inc., and ELS Employee Services, Inc.

Other Owners of Companies

1.	Scott Horne and Steve Roux own, respectively, 390 and 220 shares of common stock of ELS Outsource Services, Inc., which shares are being sold to Purchaser separately.

2.	Scott Horne owns 210 shares of Integrated Payroll Solutions, Inc., which shares are being sold to Purchaser separately.

3.	Steve Roux owns 210 shares of Rio Services, Inc., which shares are being sold to Purchaser separately.

4.	Steve Roux owns 280 shares of Imperial Human Resources, Inc., which shares are being sold to Purchaser separately.

Schedule 3.04

Consents

1. [Loan agreements with 5/3]
2. [Form PEO contract]
3. [Providence contract]
4. [Shelby Township, MI lease]

Schedule 3.09(b)

The U.S. Department of Labor is conducting an audit of ELS’ health plan, and the Government has indicated that it is likely to issue a notice claiming ERISA violations.

Schedule 3.15

Litigation

1.
In Professions, Inc. v. Tonya Ruble, Case No. A0601813 (Hamilton County, Ohio Court of Common Pleas), the former employer claims that Ms. Ruble's employment with ELS violates a noncompetition agreement that she allegedly entered with Professions.

2.
ELS has been informed of demand letters sent to ELS employee Wayne Vinson by his former employer, CBS Personnel, concerning a noncompetition agreement that he allegedly entered with CBS.  No lawsuit has been filed by CBS at this time.

3.
Employers Security Insurance Co. made a disputed attempt to draw against a letter of credit issued by Fifth Third Bank at the request of ELS.  To prevent a draw against the letter of credit, ELS filed the case titled Employee Leasing Services, et al. v. Employers Security Insurance Co., et al. in December, 2005, in the Hamilton County Court of Common Pleas.  In February, 2006 this case was settled without a draw on the letter of credit being made.

Schedule 3.18

Tax Matters

During 2005, the Ohio Department of Taxation began conducting a sales and use tax audit of ELS for the years 1999-2004. The use tax portion of the audit was completed in February 2006 and ELS recently paid an agreed amount of $40,934.95, including interest and penalty. The sales tax portion of the audit is not completed.